UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to section 13 or 15(d) of
                       the Securities exchange act of 1934


Date of Report (Date of earliest event reported): February 21, 2003
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                                BriteSmile, Inc.
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             (Exact name of registrant as specified in its charter)



                                      Utah
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         (State or other jurisdiction of incorporation or organization)


         0-17594                                   87-0410364
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  (Commission file number)             (I.R.S. Employer Identification No.)




   490 North Wiget Lane
   Walnut Creek, CA                                           94598
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(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code: (925) 941-6260



                                 Not Applicable
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   (Former name or former address, if changed since last report)

Item 5.    Other Events

Appointment of New Directors

         Effective February 21, 2003, the Board of Directors appointed Mr. L. Tim Pierce as a new member of the Board of Directors of the Company. Mr. Pierce will also serve as a member of the Company's Audit Committee.

         Mr. Pierce was appointed a Director of the Company to serve until the next Annual Meeting of Shareholders of the Company, and until his successor is duly appointed and qualified. Mr. Pierce qualifies as an independent director under NASDAQ rules and as a "financial expert" under the Sarbanes-Oxley Act of 2002.

         Mr. Pierce is currently serving as an Executive Vice President and the Chief Financial Officer and Corporate Secretary of SBI and Company in Salt Lake City, Utah. He joined SBI and Company in April 1998. Mr. Pierce worked for Mrs. Fields' Original Cookies, Inc., Salt Lake City, Utah, from 1988 through 1998, where he served most recently as Mrs. Fields' Senior Vice President, Chief Financial Officer, and Corporate Secretary. For twelve years from 1976 to 1988, Mr. Pierce served as an auditor with Price Waterhouse in New York City, Salt Lake City and Newport Beach, California, and with Deloitte & Touche in Salt Lake City. Mr. Pierce is a CPA. He received his Bachelor of Science in Accounting from Brigham Young University, Provo, Utah. Mr. Pierce is a former director of Mountain America Credit Union, a former director of various Mrs. Fields' entities, and is currently a director of Lante Corporation and Scient Japan. Mr. Pierce is a member of the American Institute of Certified Public Accountants, and the Utah Association of Certified Public Accountants.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      BriteSmile, Inc.


                          By:           /s/ John Dong
                                      ------------------------------------
                                      John Dong
                                      Chief Financial Officer


Date: February 21, 2003




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